Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Kadem Sustainable Impact Corporation (the “Company”) for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Charles Gassenheimer, Chief Executive Officer, Secretary and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2022

/s/ Charles Gassenheimer
Charles Gassenheimer
Chief Executive Officer, Secretary and Director
(Principal Executive Officer)